Exhibit 5.1

May 30, 2018

CenterState Bank Corporation

1101 First Street South
Winter Haven, Florida  33880

Re:CenterState Bank Corporation 2018 Equity Incentive Plan

Ladies and Gentlemen:

I am the Executive Vice President and General Counsel of CenterState Bank Corporation, a Florida corporation (the “Company”).  I am familiar with the registration statement on Form S-8 (together with all amendments and exhibits thereto, the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to 2,200,000 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), to be offered pursuant to the CenterState Bank Corporation 2018 Equity Incentive Plan (the “Plan”).  This opinion is provided pursuant to the requirements of Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, I have examined the Registration Statement, the Articles of Incorporation, as amended, and Amended and Restated Bylaws of the Company, each as amended to date, and originals or copies, certified or otherwise identified to my satisfaction of the corporate records of the Company, including the minute books, certificates of public officers and of representatives of the Company, the Plan and such other instruments or documents as I have deemed relevant or necessary, as the basis for the opinion expressed in this letter. I also have made such further legal and factual examinations and investigations as deemed necessary for purposes of expressing the opinion set forth herein.  As part of the examination, I have assumed that all signatures on all original documents examined by me are genuine, accurate and complete, all non-original documents are true and correct copies of the originals and all information reviewed was accurate and complete.

Based upon the foregoing and certain legal considerations, it is my opinion that the Shares have been duly authorized and, when issued pursuant to the Registration Statement and in accordance with the terms of the Plan, will be legally issued, fully paid and non-asses sable.

This opinion is limited to the laws of the State of Florida, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I consent to the filing of this opinion letter as an exhibit to the Registration Statement and to being named as the attorney who passed upon the validity of the Shares.

Sincerely,

Beth S. DeSimone

By:	/s/ Beth S. DeSimone
Beth S. DeSimone
Executive Vice President and General Counsel

1101 First Street South    ∙     Winter Haven, Florida  33880     ∙     (863)293-4710     ∙     Fax (863) 291-3994